CERTIFICATION

James B. Potkul, President/Principal Financial Officer of Bread & Butter Fund (the "Registrant"), certifies to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2005 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Financial Officer
Bread & Butter Fund


/s/James B. Potkul
--------------------
James B. Potkul


Date: March 16, 2007


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bread & Butter Fund and will be retained by Bread & Butter Fund and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.